UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 28, 2005

Worldwide Restaurant Concepts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10711	95-4307254
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

15301 Ventura Blvd., Building B, Suite 300, Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (818) 662-9800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2005, Worldwide Restaurant Concepts, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”).  A copy of the Agreement and the related press release issued April 29, 2005 are filed as exhibits to this Report.  The following description of the Agreement is qualified in its entirety by reference to the filed Agreement.

The parties to the Agreement are the Company, Aus Bidco Pty Limited (“Aus Bidco”), and US Mergeco, Inc. (“US Mergeco”), a wholly-owned subsidiary of Aus Bidco.  Under the Agreement, US Mergeco will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Aus Bidco.

As referenced in the press release, in the merger, each share of common stock will be cancelled and converted into the right to receive a per share merger consideration based on the following formula:

where:

(a)                                  X is the per share merger consideration in US dollars;

(b)                                 CER is the average of the US$/A$ bid and offer rates as displayed on the Reuters Monitor System at or about 11:00 am (Los Angeles time) on the date which is the Business Day (in Los Angeles) immediately preceding the Closing Date in response to the query “AUD=” (or any replacement or substitution for that display) (expressed to the same number of decimal places as the Reference Exchange Rate); and

(c)                                  RER is the reference exchange rate at which the transaction is announced, or 0.7806.

However, if the per share merger consideration, as determined in accordance with the above formula, is (a) less than US$6.65, then the per share merger consideration shall be deemed to be US$6.65, or (b) more than US$7.25, then the per share merger consideration shall be deemed to be US$7.25.

In connection with the transaction, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) and will mail the proxy statement to its stockholders.  Stockholders and investors are urged to read the proxy statement regarding the transaction when it becomes available because it will contain important information.  Stockholders and investors may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at their website at www.sec.gov.  The proxy statement (when available) and the other documents may also be obtained for free by accessing the Company’s website at www.wrconcepts.com.  The Company, Pacific Equity Partners and their respective officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the Agreement.  Information about the participants in the solicitation will be set forth in the proxy statement to be filed with the SEC.

This Report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, particularly statements related to enhancing stockholder value through a possible sale of the Company or other alternatives.  These statements relate to expectations about future events or results and are based upon information available to the Company as of today’s date.  They also involve certain risks and uncertainties regarding the Company’s business and operations and the restaurant industry.  These forward-looking statements are not guarantees of the future performance of the Company and actual events or results may vary materially from the events and results discussed in this Report or in any other forward-looking statements made by or on behalf of the Company.  The Company cautions that these forward-looking statements are qualified further by other important factors, including, but not limited to, the outcome and effects of the Company’s exploration of strategic alternatives and the risks and cautionary statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2004 and its other filings with the SEC.  The Company disclaims any obligation to update or revise any of the forward-looking statements contained herein to reflect future events or developments.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

10.1                           Agreement and Plan of Merger dated April 28, 2005 by and among the Company, Aus Bidco Pty Limited and US Mergeco, Inc.

99.1         Press release issued by Worldwide Restaurant Concepts, Inc. dated April 29, 2005

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Restaurant Concepts, Inc.
(Registrant)
Date	April 29, 2005
/s/ A. Keith Wall
(Signature)
A. Keith Wall, Vice President and Chief Financial Officer